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                                                             EXHIBIT 1.A.(5)(b5)

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              [LOGO]      MONARCH LIFE INSURANCE COMPANY     SPRINGFIELD, MASSACHUSETTS

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                          PARTIAL WITHDRAWAL RIDER

                          This rider gives the owner the right to make partial withdrawals of the net cash value of this policy after the first policy year.  The amount of a partial withdrawal may be applied under one or more income plans, subject to the requirements in this policy.  See Choosing AN Income Plan in the basic policy.


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REQUIREMENTS FOR          Each partial withdrawal is subject to the following requirements:
EACH PARTIAL
WITHDRAWAL                -   A partial withdrawal will not be permitted during the first policy year.

                          -   The minimum amount of a partial withdrawal and the frequency at which withdrawals are permitted are shown in Policy Schedule 1.

                          -   The amount of a partial withdrawal may not exceed the loan value as of the effective date of a partial withdrawal, less any existing policy debt as of such date.

                          -   The maximum amount of a partial withdrawal is further limited by the minimum face amount and Guarantee Period requirements.  See EFFECT OF A PARTIAL
                              WITHDRAWAL ON GUARANTEED BENEFITS.

                          -   A partial withdrawal may not be repaid.

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REQUESTING A              The request for a partial withdrawal must be in a form satisfactory to us.  The
PARTIAL                   EFFECTIVE DATE of such withdrawal will be the date the request is received at our
WITHDRAWAL                Service Center.
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EFFECT OF A               As of the effective date of a partial withdrawal:
PARTIAL
WITHDRAWAL ON             -   The total investment base of this policy will be reduced by the sum of the
INVESTMENT BASE AND           partial withdrawal and the partial withdrawal charge shown in Policy Schedule 2.
DEATH BENEFIT
                          -   We may recover a portion of the deferred policy loading. The total investment base of this policy will also be reduced by the amount of such recovery.  See
                              EFFECT OF A PARTIAL WITHDRAWAL ON DEFERRED POLICY LOADING.

                          -   The reduction in the total investment base will be allocated among the investment divisions in accordance with the owner's instructions.  If no such instructions are received by us, allocation will be among the investment divisions in proportion to the investment base in each division as of the effective date of the partial withdrawal.

                          -   Any amounts paid upon your death under the SUICIDE provision of this policy will be reduced by the amount of partial withdrawals and partial withdrawal charges.

                          As of the policy processing date on or next following the effective date of a partial withdrawal:

                          -   The Variable Insurance Amount will reflect the partial withdrawal.

                          -   The guaranteed benefits may decrease.  See EFFECT OF A PARTIAL WITHDRAWAL ON
                              GUARANTEED BENEFITS.

                          If you die prior to the policy processing date on or next following the effective date of a partial withdrawal, we will deduct the partial withdrawal plus the partial withdrawal charge from the death benefit proceeds determined without taking into account the partial withdrawal.

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EFFECT OF A PARTIAL       The change, if any, in the fact amount and Guarantee Period as of the policy
WITHDRAWAL ON             processing date on or next following the effective date of a partial withdrawal will
GUARANTEED BENEFITS       be calculated as follows:
                          (1)     We determine the tabular value as of the effective date of the partial withdrawal immediately before the partial withdrawal.
                          (2)     We multiply (1) by 110%.
                          (3)     We determine the cash value as of the effective date of the partial withdrawal immediately before the partial withdrawal.
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                          (4)     We subtract the amount of the partial withdrawal from (3).
                          (5)     We subtract (4) from (2).

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EFFECT OF A PARTIAL       (6)     If the amount in (5) is zero or negative, the guaranteed benefits will not
WITHDRAWAL ON                     be reduced.
GUARANTEED BENEFITS       (7)     If the amount if (5) is positive, we add to (5) interest at the rate used in
(CONTINUED)                       our computations shown in Policy Schedule 1 for the period from the effective date of the partial withdrawal to the policy processing date on or next following such date.  This is the GUARANTEED BENEFITS REDUCTION AMOUNT.
                                  The guaranteed benefits will be reduced as follows:

                                  -        The guaranteed benefits reduction amount will first be applied as a net single premium for the Guarantee Period to reduce the face amount of this policy.  In no event will we allow the fact amount to be reduced below the minimum for which we would then issue this policy under our rules. Any remaining guaranteed benefits reduction amount will be applied as described below.

                                  -        The guaranteed benefits reduction amount or excess amount from above will next be applied to reduce the Guaranteed Period.  In no event will we allow a partial withdrawal that will reduce the
                                           Guarantee Period, as measured from the policy processing date on or next following the effective date of the partial withdrawal, below the minimum for which we would then issue this policy under our rules.

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EFFECT OF A PARTIAL       If the amount in (5) above is positive, we will recover the deferred policy loading
WITHDRAWAL ON             attributable to such amount, reducing the total investment base accordingly, as of
DEFERRED POLICY           the effective date of the partial withdrawal.  It will be treated as a negative
LOADING                   additional payment for this purpose and will cancel deferred policy loading otherwise determined, starting with the deferred policy loading most recently established and taking into account the annual recovery deferred policy loading that has already occurred.

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Notice                    We will send you a notice of how your policy benefits are affected by a partial withdrawal.

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                          This rider is part of the policy to which its attached



                                        Secretary                                           President

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